UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2008

AMERICAN LEISURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48312	75-2877111

(State or other jurisdiction File Number)	(Commission Identification No.)	(IRS Employer of incorporation)

2460 Sand Lake Road, Orlando, FL, 32809
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (407) 251-2240

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 21, 2008 (the “Closing”), American Leisure Holdings, Inc. (“we,” “us,” the “Company” and words of similar meaning) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), with TL Acquisition Group, LLC, a Delaware limited liability company “TLAG”), pursuant to which, we agreed to sell substantially all of the assets and operations and certain of the liabilities (collectively the “Assets”) of our wholly owned subsidiary, American Leisure Equities Corporation d/b/a TraveLeaders, Inc., a Florida corporation (“TraveLeaders”) to TLAG.  The Asset Purchase Agreement and related transactions are described in greater detail under “Item 2.01 Completion of Acquisition or Disposition of Assets.”

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to the Asset Purchase Agreement, at the Closing, we sold the Assets of TraveLeaders to TLAG.  Excluded from the sale of the Assets of TraveLeaders were the cash and cash equivalents of TraveLeaders.

The total purchase price for the Assets was $14,000,000 (the “Purchase Price”), payable as follows:

a)	$6,000,000 in cash at Closing, minus the value of certain liabilities assumed by TLAG; and

b)	Up to $8,000,000 in the form of contingent consideration as described in the Guaranteed Promissory Note (the “Buyer Note”).

The Buyer Note bears interest at the rate of 7% per annum, only as provided below.  The Buyer Note is payable at any time without any prepayment penalty.  If an event of default occurs as defined in the Buyer Note, the Buyer Note bears interest at 10% per annum, as provided in further detail in the Buyer Note. The Buyer Note is guaranteed by TAG II, Inc., as described in greater detail below.  The balance of the Buyer Note is payable as follows:

a)	From the Closing to the date of the Initial Payment (as defined below), the Buyer Note shall not bear interest;

b)
An initial payment of $2,000,000 shall be made under the Buyer Note five (5) business days after the First Year EBITDA (as defined below) is determined, which determination date is required to occur prior to May 15, 2009 (the “Initial Payment”), which Initial Payment shall be adjusted based on the Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of the Assets for the period from December 30, 2007 to December 27, 2008 (the “First Year EBITDA”), the Purchase Price will be reduced or increased by four (4) times the amount by which the First Year EBITDA is less than or greater than $3,500,000 (the “EBITDA Price Adjustment”).  Provided however, that the Purchase Price shall not be decreased to less than $6,000,000.  The difference between the $6,000,000 Purchase Price floor and the EBITDA Price Adjustment is the Initial Payment Amount;

c)	Interest on the Buyer Note, at the rate of 7% per annum shall accrue on the Buyer Note from the date of the Initial Payment until the note is paid in full, payable quarterly in arrears;

d)
If additional payments are due after the adjusted payment described in (b) above and the payment of the Initial Payment, a payment of no more than $4,000,000 shall be made on the first anniversary of the Initial Payment date; and

e)
If any remaining balance is due on the Buyer Note after the payments described in (b) and (d) above,  the remaining principal and any accrued and unpaid interest shall be made on the second anniversary of the Initial Payment date.

TLAG was also required to pay us, in addition to the Purchase Price, the lesser of $100,000 or (ii) 3.0% of the amount needed to discharge any tax liens relating to the purchased Assets.

We agreed in connection with the Asset Purchase Agreement to change the name of American Leisure Equities Corporation, such that the company’s amended name would not include any of the following words, “TraveLeaders,” “Travel,” or “Leader.”

American Leisure Group Limited, our majority shareholder and TAG II, Inc., the sole member of TLAG (“TAG”) also entered into a Strategic Alliance Agreement, pursuant to which TAG agreed to offer its products to ALG for resale to ALG’s customers at prices no less favorable to ALG than any other customer of TAG and ALG agreed to offer rooms in its resorts to TAG at prices no less favorable than room rates offered by ALG to any other customer.  ALG and TAG also agreed to work together to identify and develop co-marketing and joint marketing programs in the future.  The Strategic Alliance Agreement has a term of five (5) years, and can be extended by the parties for an additional three (3) years, unless the agreement is terminated as provided in the Strategic Alliance Agreement.

Additionally, in connection with the Closing, ALG entered into a Guaranty Agreement with TAG, pursuant to which ALG guaranteed the performance by us of every obligation of the Asset Purchase Agreement.  Similarly, TAG entered into a Guaranty Agreement with us, whereby TAG guaranteed the performance by TLAG of every obligation of the Asset Purchase Agreement and Buyer Note.

Finally, TLAG, TraveLeaders and us entered into a Non-Compete Agreement in connection with the Closing, whereby we and TraveLeaders agreed that for a period of five (5) years, we would not directly or indirectly permit our name to be used by or participate in any business or enterprise that engages or proposes to engage in the business of operating travel agents in the United States of America, except as in connection with our pre-existing operations of Hickory Travel Systems, Inc. and as otherwise provided in the Non-Compete Agreement.  Furthermore we and TraveLeaders agreed that for a period of five (5) years, we would not directly or indirectly induce or attempt to induce any customer of TLAG, supplier, licensee, or other business relation to cease doing business or reduce its level of business with TLAG or any of its affiliates, except as provided in the Non-Compete Agreement.

TLAG assumed responsibility to repay the loan owed by TraveLeaders to Regions Bank as part of the consideration for the purchase of the Assets.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On or about March 20, 2008, our Director, L. William Chiles, resigned as a Director of the Company.  Mr. Chiles remains as the Chief Executive Officer of Hickory Travel Systems, Inc.

On or about March 21, 2008, our Chief Financial Officer, Omar Jimenez, resigned as Chief Financial Officer of the Company.

ITEM 8.01 OTHER EVENTS.

In the near term, the Company is currently anticipating focusing the majority of its resources on its relationships with ALG, its majority shareholder, which is traded on the AIM exchange in London, England under the symbol “ALGL”.  As such, the Company is planning to file a Form 15 Certification and Notice of Suspension of Duty to File Reports (“Form 15”) with the United States Securities and Exchange Commission (the “Commission”) shortly after the filing of this report, to suspend its duty to file reports with the Commission under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.  The result of the filing of the Form 15 will be that our securities will cease to trade on the Over-The-Counter Bulletin Board (“OTCBB”), and will be automatically delisted to the Pinksheets trading market.

The Company currently plans to file financial and other updated business information as required by Pinksheets’ disclosure requirements moving forward; however, the Company believes it may be delayed in filing such financial information for the period ended December 31, 2007, due to the sale of the Assets of TraveLeaders as described above, among other reasons.

Investors should keep in mind that the market for our securities on the Pinksheets will be less liquid and more sporadic than our current market on the OTCBB, if any market exists for our securities on the Pinksheets.  Furthermore, once we file the Form 15, we will no longer be required to file periodic or current reports with the Commission, and as such, there may not be current public information available about the Company, its operations and financial statements moving forward.  As a result, it will likely be difficult and/or may be impossible for investors to sell the Company’s securities which they hold and/or to obtain information regarding the Company’s operations.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1*	Asset Purchase Agreement
10.2*	ALG Guaranty
10.3*	Guaranteed Promissory Note
10.4*	Non-Competition Agreement
10.5*	Strategic Alliance Agreement
10.6*	TLAG Guaranty

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN LEISURE HOLDINGS, INC.

                                        By: /s/ Malcolm J. Wright
                                        Malcolm J. Wright
                                        Chief Executive Officer

                                        Dated:  March 27, 2008